UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Delaware	98-0630022
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7700 Mills Civic Pkwy

West Des Moines, Iowa 50266

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-276340

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities of Athene Holding Ltd. (the “Company”) to be registered hereunder is the 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 (the “Debentures”). This Form 8-A Registration Statement hereby incorporates by reference the description of the Debentures set forth under the caption “Description of Debt Securities” in the prospectus dated January 2, 2024, constituting a part of the Company’s automatic shelf registration statement on Form S-3ASR, filed with the Securities and Exchange Commission (the “SEC”) on January 2, 2024 (File No. 333-276340), as supplemented by the description set forth under the caption “Description of the Junior Subordinated Debentures” in the prospectus supplement filed with the SEC on March 4, 2024 (File No. 333-276340).

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 7, 2024, between the Company and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”) (incorporated by reference to the Current Report on Form 8-K of Athene Holding Ltd. (File No. 001-37963), as filed with the SEC on March 7, 2024).

4.2	First Supplemental Indenture, dated as of March 7, 2024, between the Company and the Trustee (incorporated by reference to the Current Report on Form 8-K of Athene Holding Ltd. (File No. 001-37963), as filed with the SEC on March 7, 2024).

4.3	Form of 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 (incorporated by reference to the Current Report on Form 8-K of Athene Holding Ltd. (File No. 001-37963), as filed with the SEC on March 7, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 11, 2024

Athene Holding Ltd.

By:	/s/ Martin P. Klein
Martin P. Klein
Executive Vice President and Chief Financial Officer

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